UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 1, 2025

Date of Report (date of earliest event reported)

Cyclacel Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 10, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, Kuala Lumpur, Malaysia 59200

(Address of principal executive offices) (Zip code)

(908) 517-7330

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Capital Market
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2025, Cyclacel Pharmaceuticals, Inc. (the “Company”) issued amended and restated series A common stock purchase warrants, amended and restated series B common stock purchase warrants and amended and restated series C common stock purchase warrants (collectively, the “Amended Warrants”) to holders of the Amended Warrants whereby the Company removed the Ownership Limitation (as defined below). The removal of the Ownership Limitation was approved by the Board of Directors and majority stockholder of the Company as disclosed in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on July 7, 2025, with an effective date of July 28, 2025.

As described in the Schedule 14C, the original Warrants could not be exercised in a manner that would result in the holder or his or her transferees or their affiliates holding or voting more than the lower of (i) the maximum percentage of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the original Warrants that could be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Capital Market, and (ii) 4.99% of the number of shares of common stock outstanding immediately before the original issue date, prior to the date that the Company’s stockholders approved the issuance of shares of common stock to the holder thereof (the “Ownership Limitation”). The Amended Warrants removes such Ownership Limitation such that the Amended Warrants may be exercised and voted without regard to such Ownership Limitation.

The amended and restated series A common stock purchase warrants entitle each holder to purchase 218,000 shares of common stock of the Company at an exercise price of $7.65 per share with an expiration date five years from the date of issuance. The amended and restated series B common stock purchase warrants entitle each holder to purchase 218,000 shares of common stock of the Company at an exercise price of $9.00 per share with an expiration date five years from the date of issuance. The amended and restated series C common stock purchase warrants entitle each holder to purchase 218,000 shares of common stock of the Company at an exercise price of $10.20 per share with an expiration date five years from the date of issuance.

The foregoing description of the Amended Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Warrants which are filed as Exhibits 10.1, 10.2 and 10.3 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Form of Amended and Restated Series A Common Stock Purchase Warrant
10.2	Form of Amended and Restated Series B Common Stock Purchase Warrant
10.3	Form of Amended and Restated Series C Common Stock Purchase Warrant
104	Cover Page Interactive Data File (embedded within the XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 1, 2025	Cyclacel Pharmaceuticals, Inc.

	By:	/s/ Datuk Dr. Doris Wong Sing Ee
	Name:	Datuk Dr. Doris Wong Sing Ee
	Title:	Chief Executive Officer and Executive Director

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